EXHIBIT 5.14
CONSENT OF JENNIFER ABOLS
In connection with Alamos Gold Inc.’s registration statement on Form F-10 (the “Registration Statement”), and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission, I, Jennifer Abols, B.Sc., P.Eng., Chief Advisor Technical Evaluation Group, Rio Tinto Legal, Governance & Corporate Affairs, hereby consent to the use of and references to name, and the inclusion and incorporation by reference in the Registration Statement of the information approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement.
Yours truly,

By:     /s/ Jennifer Abols
Jennifer Abols, B.Sc., P.Eng.
Chief Advisor Technical Evaluation Group
Rio Tinto Legal, Governance & Corporate Affairs
August 8, 2025